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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion of our report dated March 16, 1999 with respect to the consolidated balance sheets of Toastmaster Inc. as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 1998. We consent to the reference of our firm under the caption Experts in the Form S-3 Registration Statement of Salton, Inc. and related Prospectus.



Kansas City, Missouri
June 23, 1999